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                                                                     EXHIBIT 4.3


                            CERTIFICATE OF AMENDMENT
                                       TO
                              CERTIFICATE OF TRUST
                                       OF
                                 USB CAPITAL IV

     THIS Certificate of Amendment of USB Capital IV (the "Trust"), is being duly executed and filed by the undersigned trustee to amend a business trust formed under the Delaware Business Trust Act (12 Del. C. ss. 3801 et seq.).

     1. Name. The name of the business trust amended hereby is USB Capital IV.

     2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name and address of the Trustee in the State of Delaware to:

          First Union Trust Company, National Association
          One Rodney Square
          920 King Street, Suite 102
          Wilmington, Delaware 19801

     3. Effective Date. This Certificate of Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811(a)(2) of the Act.




                                       /s/ Lee R. Mitau
                                       -----------------------------------------
                                  Name:    Lee R. Mitau
                                           not in his individual capacity but
                                           solely as Administrative Trustee